CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Westside Energy Corporation
   Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated February 11, 2005 included herein, relating to the financial statements as of December 31, 2004 and for each of the two years then ended.


January 30, 2006

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas